Exhibit 10.1

June 26, 2012

Mr. Randall S. Dearth
341 Cobblestone Circle
McKees Rocks, PA  15136

Dear Randy:

This is to confirm Calgon Carbon Corporation’s offer of employment for the position of President and Chief Executive Officer at the Company’s corporate headquarters near Pittsburgh. Your employment will begin on August 1, 2012 (the “Effective Date”).  On the Effective Date you will be granted options to acquire 50,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Incentive Plan.  The options will have an exercise price equal to the fair market value of the Company’s common stock on the Effective Date and will vest in two equal installments on the first two anniversary dates following the Effective Date and will have a term of seven years from the Effective Date.  Also on the Effective Date you will be granted 15,000 shares of restricted stock pursuant to the Company’s 2008 Equity Incentive Plan.  These shares will vest in one single installment on the third anniversary of the Effective Date.

The base annual salary for this exempt position will be $500,000 per year paid in twelve (12) equal monthly amounts.  You will be eligible for participation in the Company’s Senior Leadership Team incentive compensation program which provides for short-term (“STI”) and long-term incentive (“LTI”) opportunities.  Under the 2012 STI program, you will be eligible for an annual cash incentive target equal to 70% of your annual base salary prorated for the portion of the year you are employed effective on August 1, 2012.  STI is payable in 2013 and the actual amount you will receive, if any, is determined by the Company’s Compensation Committee based upon the Company’s performance and your personal performance.  Under our 2012 STI program STI can be paid in range of 0% of the incentive target to 175% of the incentive target based upon you performance against deliverables as determined by our Compensation Committee.  Subject to Board of Directors’ approval for 2013, the LTI component consists of 25% time vested restricted stock and 25% stock options, and 50% performance stock units. LTI for our CEO is currently targeted at 150% of base salary.  The incentive compensation program is subject to changes as directed by the Company’s Compensation Committee.

This offer includes participation in Calgon Carbon Corporation’s comprehensive benefit program which takes effect immediately upon your date of employment and covers medical/dental, vision, life insurance, accidental death and dismemberment, long term disability, and participation in the retirement savings program. Exhibit A is a current summary of our benefit program.   Our benefit program may change from time to time.  In addition you will receive twelve (12) paid holidays per year, and you will be eligible for two weeks of vacation in 2012, and five weeks of vacation starting in 2013.

This offer is contingent upon your successful completion of a pre-placement physical examination and background check.  Additionally, upon employment, you will be required to sign our standard Conditions of Employment statement relating to confidentiality, non-competition and non-solicitation matters.

We look forward to having you join our organization.  If you have any other questions please feel free to call me at 772-229-7676.

Sincerely,

/s/ Seth E. Schofield

Seth E. Schofield	Accepted and Agreed:

	/s/ Randall S. Dearth	06/26/2012
	Randall S. Dearth	Date

Exhibit A

2012

Note: Deductions for premiums are taken out on a pre-tax basis for Eligible Benefits (Medical, Dental, & Vision) listed in the Premium Only Plan (POP).
MEDICAL PLANS

HIGHMARK/UPMC PREMIUM PLAN	HIGHMARK/UPMC CORE PLAN
Deductible - $500 Ind/$1,000 Family
Office Visits – 100% after $20 co-pay
Hospital Expenses – 100% after deductible
Maternity – 100% after deductible
Diagnostic Services – 100% after deductible
Ambulance – 100% after network deductible

CVS/CAREMARK
Prescriptions - $10/$25/$40

Deductible - $500 Ind/$1,000 Family
Office Visits – 100% after $30 co-pay
Hospital Expenses – 90% after deductible
Maternity – 90% after deductible
Diagnostic Services – 90% after deductible
Ambulance – 90% after network deductible

CVS/CAREMARK
Prescriptions - $15/$30/$45

Note:  Plan coverage continues for surviving spouse and dependents for 24 months after employee’s death

DENTAL PLAN

♦	$5/individual; $18/family
♦	Employee and dependents covered from first day of work
♦	Pays 100% of basic covered dental expenses up to an annual maximum of $1,250
♦	Pays 50% of major covered dental expenses (crowns, bridgework, etc.) after satisfying deductible of $25.00 per person per year
♦	Pays 50% of covered orthodontic work up to a life-time maximum of $1,000 after satisfying annual deductible of $25.00 per person per year
♦	Plan coverage continues for surviving spouse and dependents for 24 months after employee’s death

HIGHMARK VISION

♦	Eye examination and eyeglasses or contact lenses every year
♦	With Medical - Employee No Charge +1 Dependent = $8.23 +2 Dependents (or more) =$14.81
♦	Without Medical – Single = $5.77 Employee +1 = $14.00 Employee +2 (or more) = $20.58
♦	Plan coverage continues for surviving spouse and dependents for 24 months after employee’s death

FLEXIBLE SPENDING ACCOUNTS

♦	May save pre-tax; Medical – up to $4,000/year; Dependent Care – up to $5,000/year

GROUP LIFE INSURANCE

♦	Employee covered from first day of work
♦	1X basic annual salary entirely paid by Company
♦	Additional optional life insurance may be purchased up to a maximum of $750,000, inclusive of the company paid portion (1x basic annual salary)
♦	Life insurance for spouse may be purchased up to a maximum of $250,000
♦	Life insurance for children may be purchased up to $25,000
♦	Provides an annual 1X basic annual salary for Accidental Death and Dismemberment (AD & D) – entirely paid by the Company
♦	You may purchase additional Accidental Death and Dismemberment (AD & D) for Individual

TRAVEL ACCIDENT INSURANCE

♦	4X base annual earnings to a maximum of $300,000

EDUCATIONAL ASSISTANCE

♦	Reimbursement up to 18 credits a year with a maximum of three courses per semester for tuition and fees

SICK PAY

♦	Entirely paid by the Company
♦	Provides full pay for specified periods of time based on length of continuous service (maximum of 26 weeks)

LONG TERM DISABILITY

♦	Entirely paid by the Company
♦	Covers employee from first day of work
♦	Guarantees 60% of basic monthly salary

RETIREMENT SAVINGS PROGRAM

♦	Employee automatically enrolled at 2%
♦	Provides for saving up to 50% of base salary up to annual maximum
♦	Provides for several investment options
♦	Employee may save in pre-tax (401(k)) form or in after-tax (401A) form, depending on savings goals
♦	Provides various settlement options at retirement
♦	Monthly employer match 50% of first 2% saved (Pre-tax only)
♦	Quarterly fixed company contribution 3% of total pay
♦	Annual discretionary company contribution (0-4%)

RELOCATION ASSISTANCE

♦	Reimbursement for expenses related to the moving and storage (where necessary) of household goods, transportation of employee and family, and a house hunting trip

VACATION & HOLIDAYS

♦	Twelve paid holidays
♦	Two weeks vacation in first anniversary year; three weeks in fifth anniversary year

2012 Cost Sharing for Benefits

2012 Medical Plan Tier	Core PPO Plan EE Cost Annual Base Salary ≤$40,000	Core PPO Plan EE Cost Annual Base Salary <$40,000	Premium PPO Plan EE Cost Annual Base Salary ≤$40,000	Premium PPO Plan EE Cost Annual Base Salary >$40,000
Employee Only	$72.41	$132.31	$125.86	$171.70
Employee + One	$166.35	$232.45	$314.54	$380.85
Employee + Child(ren)	$143.26	$208.30	$270.24	$333.07
Employee + Family	$189.74	$257.30	$374.96	$442.79

2012 Dental/Vision Plan Tier	Dental EE Cost Sharing	Vision EE Cost Sharing (with Medical)	Vision EE Cost Sharing (without Medical)
Employee Only	$5.00	No Charge	$5.77
Employee + One	$18.00	$8.23	$14.00
Employee + Two	$18.00	$14.81	$20.58
Family	$18.00	$14.81	$20.58